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                                                                      Exhibit 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




American Business Financial Services, Inc.
Philadelphia, PA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Business Financial Services, Inc. (File number 333-82127) of our report dated June 4, 2004, relating to the annual report of the American Business Credit Inc. 401(k) Plan appearing in Form 11-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Philadelphia, PA
June 28, 2004